Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS) Reporting Period: 12/1/12-12/31/12

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1(a)			X
Schedule of Professional Fees Paid	MOR-1(b)	X
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4			X
Summary of Unpaid Postpetition Accounts Payable	MOR-4(a)	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ L. Stephen Smith	1/23/13
Signature of Authorized Individual*	Date

L. Stephen Smith	Chief Executive Officer and Chairman of the Board
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

The “Liabilities Subject to Compromise” previously included a pre-petition intercompany claim in the amount of $18,237,156. This claim was released pursuant to the terms of a settlement among the Debtor, PMI Mortgage Insurance Co. (“MIC”) and certain other parties, which settlement became effective on December 18, 2012 (the “Settlement”). The effects of the Settlement are reflected in the financial information reported in the forms contained in the MOR.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post-petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision. Given the timing of this filing, final loss provision and other expenses and revisions may not be reflected in the period in which they occur.

Following effectiveness of the Settlement (i) certain reinsurance affiliates of the Debtor that remain under the Debtor’s control distributed an aggregate of approximately $27 million in cash to the Debtor; (ii) MIC paid $20 million in cash that MIC was required to pay to the Debtor pursuant to the terms of the Settlement in connection with the exclusive use by MIC of $1 billion of net operating loss carryforwards; and (iii) one of the Debtor’s wholly-owned non-debtor affiliates (A) entered into a mutual release of claims with MIC and certain other parties and (B) paid a cash dividend to the Debtor. The effects of the Settlement are reflected in the financial information reported in the forms contained in the MOR. All income effects of the Settlement are classified as “Gain on Settlement” in the accompanying Statement of Operations contained in the MOR.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Cash and Fixed Income Securities. Cash balances include investment holdings consisting of U.S. Treasury Bills, primarily with maturity of three months or less. These investments are listed at their initial purchase price and interest will be recognized at maturity.

As part of the Settlement, the Company’s title to a note receivable from Impact Community Capital LLC (“Impact Tranche E Note”) was clarified and the Company entered into an agreement for MIC to purchase the Impact Tranche E Note, subject to Bankruptcy Court approval. The Impact Tranche E Note is classified as a Fixed Income Security in the accompanying Balance Sheet and carried at the agreed upon sale price.

10. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

11. Other Assets. The Other Assets balance reported on the balance sheet of this report previously included notes receivable that related to investments made prior to 2002 to fund programs instituted, or to be instituted, by the Company or its subsidiaries. These programs are no longer in place and the Debtor has not been able to independently confirm the outstanding balances on these notes. As a result, the Debtor has determined that the monetization of these assets is highly unlikely and assigned no value to these notes in the MOR.

As part of the Settlement, claims held by the Debtor in respect of a Note Receivable of approximately $285 million (plus accrued interest) (the “Note”) from an operating subsidiary were released. Prior to the Settlement, the Debtor provided a full valuation allowance against the Note as that subsidiary had been placed into receivership by its regulator due to a deficiency in regulatory capital. The effects of the Settlement are reflected in the financial information reported in the forms contained in the MOR.

12. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

13. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

December 1, 2012 to December 31, 2012

MOR - 1

Cash Receipts
Dividends from Reinsurance Subsidiaries	$26,971,959
Affiliate Payments for Tax Attributes	20,283,915
Dividends from PMI Capital Corp.	144,527
Interest	20

Total Cash Receipts	47,400,421

Operating Disbursements
Employee Compensation	102,000
Payroll Taxes	1,827
Employee Benefit Costs	2,047
Consultants and Temporary Staff	—
Ordinary Course Professional Fees	131,007
Intercompany Payments (non-employee)	37,563
Travel	2,630
Tax Payments	—
Board Compensation and Travel	37,592
Other (misc. G&A and contingencies)	12,913

Total Operating Disbursements	327,578

Bankruptcy Related Expenses
Debtor Professionals	601,775
UCC Professionals	476,759
Claims Administrators	—
US Trustee	—

Total Bankruptcy Disbursements	1,078,535

Total Disbursements	1,406,112

Net Cash Flow	$45,994,309

Beginning Cash Balance as of 12-1-2012	$156,327,656
Change in Cash	45,994,309

Ending Cash Balance as of 12-31-2012	$202,321,964

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of December 31, 2012

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	81,908,790.43
Bank of America	Payroll Account	xxxxxx0423	146,971.63
Bank of America [1]	Investment Account	xxxx0C80	119,974,216.68
Bank of New York	Cash Securities	xxx430	276,949
Commonwealth National Bank	Gateway	xxx3169	15,036

Total			$202,321,964

[1]	Investment account holdings consist of three month U.S. Treasury Bills and are listed at initial purchase price.

The PMI Group, Inc.

Schedule of Professional Fees Paid

December 1, 2012 to December 31, 2012

MOR - 1b

Payee	Period Covered	Amount
Sullivan & Cromwell, LLP	June 2012 - August 2012	$193,857
Young Conaway Stargatt & Taylor, LLP	June 2012 - September 2012	247,767
Goldin Associates, LLC	November 2012	143,525
Osborn Maledon	June 2012 - August 2012	6,118
Snell & Wilmer, LLC	July 2012 - November 2012	10,508
Morrison & Foerster, LLP	June 2012 - September 2012	365,751
Peter J. Solomon Company, L.P.	June 2012 - September 2012	102,000
Womble Carlyle Sandridge & Rice, LLP	June 2012 - August 2012	6,411
Roshka DeWulf	June 2012 - August 2012	693
UCC Member Reimbursement	September 2012	1,905

Total Professional Fees		$1,078,535

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended December 31, 2012

MOR - 2

Total Revenues	$—

Payroll Expense	114,102
Other Recurring Expenses	358,109

Total Recurring Expenses	472,211

Non-Recurring Expenses - Bankruptcy Related	827,081

Total Expenses	1,299,292

Interest and Dividends	26,969,594
Equity Earnings	(20,845,450)
Gain (Loss) on Investments	—

Net Investment Income	6,124,144

Non-Cash Interest Expense	—

Income (Loss) before Tax	4,824,852

Tax Provision (Benefit)	2,035,125

Gain on Settlement	38,649,885

Net Income (Loss)	$41,439,611

BALANCE SHEET

THE PMI GROUP, INC.

As of December 31, 2012

MOR - 3

Assets
Fixed Income Securities	$412,729
Cash	202,321,964
Investments in Subsidiaries	5,322,322
Accounts Receivable - Affiliates	109,908
Pre-Paid Assets	9,163,944
Other Assets	20

Total Assets	$217,330,886

Liabilities Not Subject to Compromise
Accrued Expenses	$2,742,257
Accounts Payable	5,613,970
Accounts Payable - Intercompany	73,388
Other Liabilities	38,498

Liabilities Not Subject to Compromise	$8,468,113

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Gateway Liability	—
Accounts Payable	49,197
Accounts Payable - Intercompany	1,357,140

Liabilities Subject to Compromise	$743,960,014

Total Liabilities	$752,428,128

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	736,336,878
Treasury Shares	(1,273,404,907)

Total Equity	$(535,097,241)

Total Liabilities and Equity	$217,330,886

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended December 31, 2012

MOR - 4

Representation: The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835. The Debtor and/or its affiliates intend to pay this amount and any penalties and interest.

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended December 31, 2012

MOR - 4a

Unpaid Post-Petition Debts
	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$384,609	$—	$—	$—	$5,116,243	$5,500,852

Total Bankruptcy Activity Payables	113,118	—	—	—	—	113,118

Total Post-Petition Payables	$497,726	$—	$—	$—	$5,116,243	$5,613,970

Note: Operating Activity Payables include a gross taxes payable amount of $ 5,116,243 related to The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012. The Debtor and/or its affiliates intend to pay this amount, which includes penalties and interest through September 12, 2012, along with any additional penalties and interest. As of December 31, 2012, the Debtor also had a net tax liability of $384,609 related to a 2008 tax year audit. To the Debtor’s knowledge, this liability was satisfied on January 10, 2013.

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended December 31, 2012

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x
5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x